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                   P & F INDUSTRIES, INC. AND SUBSIDIARIES

                                 EXHIBIT 11

            SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE

                        YEAR ENDED DECEMBER 31, 1995
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
                                                             FULLY
                                               PRIMARY      DILUTED
                                             ----------    ----------
Net income                                   $1 491 975    $1 491 975

Dividends on preferred stock                   (263 345)     (263 345)
                                             ----------    ----------
                                              1 228 630     1 228 630
Addback to net income of decrease
  in interest expense resulting
  from assumed use of proceeds
  from exercise of options to
  reduce outstanding debt                        20 279        18 042
                                             ----------    ----------
Net income for earnings per
  common share                               $1 248 909    $1 246 672
                                             ----------    ----------
                                             ----------    ----------

Weighted average number of common
  shares outstanding during the year          2 928 867     2 928 867

Common share equivalents - shares
  issuable upon exercise of stock
  options                                       383 768       383 413
                                             ----------    ----------
Weighted average number of common
  shares and common share equivalents
  used in calculation of earnings
  per common share                            3 312 635     3 312 280
                                             ----------    ----------
                                             ----------    ----------

Earnings per common share                         $ .38         $ .38
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